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                                                        Acuity Imaging Inc.
                                                        Exhibit 99.1



                               ACUITY IMAGING INC.
                                 9 TOWNSEND WEST
                          NASHUA, NEW HAMPSHIRE  03063

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



     The undersigned hereby appoints Ofer Gneezy, John A. Rogers and
Donald J. Kramer, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of Common Stock of Acuity Imaging Inc. ("Acuity") held of record by the undersigned on August 4, 1995 at the
Special Meeting of Stockholders to be held on       , September   , 1995
or any adjournment thereof.



     1. To consider and vote upon the approval and adoption of that certain Agreement and Plan of Merger and Reorganization, dated as of April 27, 1995, as amended and restated as of July 11, 1995, by and among Acuity, Robotic Vision Systems, Inc., a Delaware corporation ("RVSI"), and RVSI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of RVSI ("Subsidiary"), pursuant to which, among other matters, Subsidiary will be merged with and into Acuity and Acuity will become a wholly-owned subsidiary of RVSI, all as more fully described in the accompanying
          Joint Proxy Statement/Prospectus;


          FOR / /                     AGAINST / /                   ABSTAIN / /


     2. In their discretion, the Proxies are authorized to vote upon such other business incidental to the Special Meeting as may properly come before such meeting or any adjournment or postponement thereof.


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. A VOTE TO "ABSTAIN" WILL NOT BE COUNTED TOWARDS THE REQUISITE AFFIRMATIVE VOTE TO APPROVE PROPOSAL 1.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


Please sign exactly as name appears below.   When shares are held by joint
                                             tenants, both should sign.  When
                                             signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such.  If
                                             a corporation, please sign in full
                                             corporate name by the President or
                                             other authorized officer.  If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.


                                             _________________________________

                                             Signature


                                             _________________________________

                                             Signature if held jointly



                                             Dated: ______________, 1995